UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 10, 2020, Blonder Tongue Laboratories, Inc. (the “Company”) received notification (the “Non-Compliance Notice”) from NYSE American LLC (“NYSE American”) that the Company was not in compliance with the continued listing standard set forth in Section 1003(a)(iii) of the NYSE American Company Guide. That section applies if the reported stockholders’ equity of the listed company is less than $6 million and the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Non-Compliance Notice indicated that the Company reported stockholders’ equity of $5.4 million as of March 31, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2019, resulting in the Company failing to comply with the continued listing standard. As a result, the Company was required to submit a plan to NYSE American by July 10, 2020 addressing how the Company intends to regain compliance with Section 1003(a)(iii) by December 10, 2021. The Company submitted a plan prior to the deadline.

On August 27, 2020, the Company received notice from NYSE Regulation that it had accepted the Company’s plan to regain compliance with Section 1003(a)(iii) of the NYSE American Company Guide and granted a plan period through December 10, 2021. The listing of the Company’s common stock on NYSE American is being continued during the plan period pursuant to an extension. In addition, during the plan period the Company will be subject to periodic review by NYSE Regulation staff, including quarterly monitoring, to determine if it is making progress consistent with the plan. If the Company is not in compliance with the continued listing standards by December 10, 2021, or if the Company does not make sufficient progress consistent with its plan, NYSE Regulation staff will initiate delisting proceedings as appropriate. If that were to occur, the Company would have the right to appeal any delisting determination.

The Company can provide no assurances that it will be able to make progress with respect to its plan that NYSE Regulation will determine to be satisfactory, that it will regain compliance with Section 1003(a)(iii) on or before the expiration of the plan period, or that developments and events occurring subsequent to the Company’s formulation of the compliance plan or its acceptance by NYSE Regulation will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(iii) on or before the expiration of the plan period or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

On September 2, 2020, the Company issued a press release regarding its receipt of the notice from NYSE Regulation accepting the Company’s plan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated September 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: September 2, 2020

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